Exhibit 10.5

AMENDMENT TO THE

LOGISTICS SERVICE AGREEMENT

EXTENSION TO THE FREIGHT FORWARDING SERVICES

P30 / M30 PRODUCTS

BETWEEN THE UNDERSIGNED

EASYDIS, a French simplified joint-stock company [Société par Actions Simplifiée] whose registered address is located at 1 Esplanade de France, 42000 SAINT ETIENNE, registered with the Trade and Companies Register of SAINT ETIENNE under the number 383 123 874,

Duly represented herein by its General Manager, Julie BADICHE

PARTY OF THE FIRST PART

AND

CDISCOUNT, a French public limited company [Société Anonyme] whose registered address is located at 120-126 Quai de Bacalan, 33000 BORDEAUX, registered with the Trade and Companies Register of BORDEAUX under the number 424 059 822,

Duly represented herein by its Supply Chain Manager, Pierre-Yves ESCARPIT

PARTY OF THE SECOND PART

Amendment to the Logistics Service Agreement

Freight Forwarding Services

EASYDIS / CDISCOUNT

PREAMBLE

The Parties entered into a logistics service agreement on 24 January 2013 (hereinafter the “Agreement”) concerning “non-food products weighing more than 30 kg and/or with a length of more than 2 metres”, and a contract amendment on 16 May 2014, extending the term of the Agreement.

By this amendment, CDISCOUNT also wishes to entrust EASYDIS with providing freight forwarding for the following types of products:

•                  “non-food products weighing more than 30 kg and/or with a length of more than 2 metres” (otherwise known as “P30 Products”);

•                  “non-food products weighing less than 30 kg and/or with a length of less than 2 metres” (otherwise known as “M30 Products”).

These two types of products are commonly referred to as the “Products” in this amendment.

The conditions in which CDISCOUNT entrusts EASYDIS with these services as freight forwarder are laid out in article 1 below.

ARTICLE 1

1 — Object

Cdiscount entrusts Easydis, which accepts under the conditions defined in this amendment, with the services of freight forwarding of the Products in order for them to be delivered to the Delivery Points designated by Cdiscount.

2 — Term

The freight forwarding services are entrusted to Easydis for the term of the Agreement.

3 — Conditions for providing the freight forwarding services

The freight forwarding services consist of:

•                  organising transportation plans according to the guidelines given by Cdiscount, and

•                  delivering Products to the Delivery Points designated by Cdiscount,

such that the Products may be delivered on time and according to schedule.

Any service requested by Cdiscount that does not fall within the conditions set out in this amendment shall be subject to a prior agreement between the Parties with regard to the conditions for performance and remuneration for such services.

In the context of providing the freight forwarding services, and unless otherwise stipulated, Easydis shall act as a freight forwarder, in accordance with the provisions set out in articles L132-1 et seq of the French Commercial Code [Code de commerce].

As such, Easydis shall act as an intermediary responsible for organising the transportation of the Products on behalf of Cdiscount, thus freely choosing the forwarders or the other intermediaries and dealing with them in Cdiscount’s own name.

In any case, as part of providing the freight forwarding services, unless specifically provided otherwise, the liability of Easydis shall always be subject to the provisions of standard agreements in case of national road transport.

4 — Financial conditions

The freight forwarding services shall be invoiced according to the following rates and conditions detailed:

•                  in Appendix 1 of this amendment, as concerns the P30 Products,

•                  In Appendix 2 of this amendment, as concerns the M30 Products,

and in accordance with the legal and regulatory provisions.

The Parties agree to meet every year in order to renegotiate, in good faith, the conditions for reassessing the financial conditions of the Agreement, particularly taking into account the market prices and the competitive situation on the provision of similar services.

5 — Quality of service

Cdiscount may report to Easydis on the quality of service of the freight forwarding services using various indicators and may be required to contact Easydis’ management on occasion if the indicators concerning the services worsen. Easydis shall make itself available to examine these indicators with Cdiscount and, as necessary, find solutions in the case where deterioration in the quality of service is observed.

Easydis may not, under any circumstances, invoke agreements that it may have signed with third parties, including the quality of information, documents, assistance and any other elements that it may have received from said parties, in an effort to release itself from all or any part of its obligations.

6 — Waiver of privilege

Easydis expressly waives the right to invoke the privilege provided in article L. 132-2 of the French Commercial Code on the Products object of its obligation as freight forwarder under this Agreement and, within the limits authorised by the law, any other right pledged under contract that it may have the possibility of exercising to the detriment of Cdiscount.

ARTICLE 2

This addendum takes effect on 1st May 2014.

All the other provisions of the Agreement shall remain unchanged and fully enforceable.

Signed in Bordeaux, on 16th May 2014

On behalf of CDISCOUNT	On behalf of EASYDIS
[handwritten endorsement:	[handwritten endorsement:
“read and approved”]	“read and approved”]

[Signature]	[Signature]

APPENDIX 1

Financial Conditions Applicable to the Provision of Freight Forwarding Services for P30 Products

I. Rates for the provision of freight forwarding services

1. Table of rates applicable for the transportation of a trailer containing 33 pallets (dimensions: 80 x 120 cm), departing from the Andrezieux (42) site and according to the different departments where deliveries are made.

Department delivered to	Rate in Euros (not inc. tax)
1	303
2	708
3	263
5	607
7	303
8	607
9	708
10	556
11	556
12	607
15	506
16	607
17	657
18	404
19	506
20	556
21	384
22	708
23	506
24	506
25	404
26	233
27	566
28	566
29	799
31	708
32	778
33	596
35	657
38	293
39	354
40	809
42	202
43	253
45	506
46	506
47	708
48	384
51	607
52	556
53	627
56	677
58	404
63	263
64	819
65	890
66	607
69	304
70	506
71	303
73	273
74	303
75	546
76	708
77	546
78	546
81	708
82	708
87	556
89	455
90	415
91	546
92	546
93	546
94	546
95	546

2. Coefficient for reducing the rate

The Parties agree to apply the rate reduction coefficient listed in point 1 above, in order to take into consideration the number of pallets loaded onto each trailer during transportation.

The applicable rate reduction coefficient is as follows:

No. pallets	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15	16
Coef.	0.000	0.137	0.228	0.272	0.304	0.325	0.357	0.375	0.402	0.426	0.450	0.474	0.498	0.522	0.548	0.570	0.599

No. pallets	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33
Coef.	0.624	0.648	0.673	0.698	0.722	0.747	0.772	0.797	0.821	0.846	0.871	0.897	0.923	0.950	0.977	0.996	1.000

For example: transportation by Easydis of a trailer bound for department 01.

No. pallets	0	1	2	3	4	5	6	7	8	9	10	11	12	13	14	15
Coef.	0.000	0.137	0.228	0.272	0.304	0.325	0.357	0.375	0.402	0.426	0.450	0.474	0.498	0.522	0.548	0.570
Total cost (in euros, not inc. tax)	303	41.47	68.98	82.43	92.02	98.59	108.09	113.65	121.67	129.00	136.36	143.72	151.04	158.27	165.46	172.79
Cost per pallet (in euros, not inc. tax)	n/a	41.47	34.49	27.48	23.00	19.72	18.01	16.24	15.21	14.33	13.64	13.07	12.59	12.17	11.82	11.52

16	17	18	19	20	21	22	23	24	25	26	27	28	29	30	31	32	33
0.599	0.624	0.648	0.673	0.698	0.722	0.747	0.772	0.797	0.821	0.846	0.871	0.897	0.923	0.950	0.977	0.996	1.000
181.48	189.14	196.43	203.89	211.52	218.91	226.40	233.89	241.35	248.85	256.34	264.03	271.72	279.61	287.84	296.03	301.93	303.00
11.34	11.13	10.91	10.73	10.58	10.42	10.29	10.17	10.06	9.95	9.86	9.78	9.70	9.64	9.59	9.55	9.44	9.18

3. Revision due to variation in fuel cost

The Parties agree to review the rate listed in point 1 above so as to take into consideration variations, both upwards and downwards, in fuel prices. To this end, the Parties maintain as a reference index the “professional gasoil CNR index” in December, fixed at 0.840.

The formula used for calculating the indexation is as follows:

((Index of the month — reference index)/ reference index) x 20%

EASYDIS may automatically apply this indexation provided it explicitly indicates said indexation at the bottom of the invoice and is careful to indicate the index rate for the month in question.

III. Invoicing and payment terms

The Parties shall apply the terms set out in the Agreement.

APPENDIX 2

Financial Conditions Applicable to the Freight Forwarding Services for M30 Products

I. Rates for freight forwarding services

Details of the freight forwarding service	Unit rate for packages in euros, not inc. tax
Upstream transport	0.60
Protection bag	0.237
Sorting at warehouse	1.10
Downstream transport	0.50
Total services	€2.437 exc. tax

II. Invoicing and payment terms

The Parties shall apply the terms set out in the Agreement.